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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Greater Bay Bancorp of our report dated January 30, 2001 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Financial Data" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

San Francisco, California
September 13, 2001